Exhibit 99.1

Contacts:
Julie Wood	Greg W. Schafer
Vice President, Investor Relations	Chief Financial Officer
510-597-6505	510-597-6684
ONYX PHARMACEUTICALS REPORTS SECOND QUARTER AND SIX-MONTH 2008 FINANCIAL
RESULTS
Nexavar Net Sales increase 107% over Second Quarter 2007
EMERYVILLE, CALIF. — August 5, 2008 — Onyx Pharmaceuticals, Inc. (Nasdaq: ONXX) today reported its financial results for the three and six months ended June 30, 2008. Onyx reported net income of $4.5 million, or $0.08 per diluted share, for the second quarter of 2008 compared to a net loss of $10.8 million, or $0.22 per diluted share, in the same period in 2007. Excluding employee stock-based compensation expense, non-GAAP net income for the second quarter of 2008 was $8.7 million, or $0.15 per diluted share, compared to a non-GAAP net loss of $7.2 million, or $0.15 per diluted share, in the same period in 2007. A description of the non-GAAP calculations is provided below in the accompanying Reconciliation of GAAP to Non-GAAP Net Income.
Global Nexavar net sales as reported by Bayer HealthCare Pharmaceuticals, Inc., or Bayer, were $168.5 million for the quarter ended June 30, 2008, a 107% increase over the $81.3 million reported in the same period in 2007. Onyx with its collaborator, Bayer, is marketing and developing Nexavar® (sorafenib) tablets, an anticancer therapy currently approved for the treatment of liver cancer and advanced kidney cancer in the U.S., European Union, and other territories internationally.
“We are pleased with the strong revenues and continued momentum for Nexavar globally with net sales reaching $168.5 million in the second quarter, indicating expanding global demand for the brand. Based on a series of rolling launches worldwide, we expect to see additional growth opportunities for Nexavar, particularly for the treatment of liver cancer,” said Tony Coles, M.D., president and chief executive officer of Onyx. “With the recent approval in China, Nexavar now has the opportunity to help patients in a country where liver cancer claims hundreds of thousands of lives annually. Additionally, last month we were pleased to have the results of the pivotal Phase 3 liver cancer study for Nexavar published in The New England Journal of Medicine, reaching an unprecedented number of new physicians around the world.”
Dr. Coles added, “Simultaneous with our sales achievements this quarter, we continue to make focused investments aimed at maximizing both the near-term and long-term value of this important oncology agent. This includes investing in expanded commercial capabilities to support the liver cancer indication, as well as, continuing to support a robust development program to identify new opportunities for the use of Nexavar and to drive our growth strategy for the brand.”

Onyx Reports Second Quarter and Six-Month 2008 Financial Results
August 5, 2008

Net Revenue from Unconsolidated Joint Business
For the quarter ended June 30, 2008, Onyx reported net revenue from unconsolidated joint business of $30.2 million compared to $7.5 million for the same period in 2007. The increase in net revenue from unconsolidated joint business over prior year is due to increases in Nexavar revenue recognized by Bayer and royalty revenue offset by the increase in combined commercial and research and development expenses for Nexavar. The calculation of this line item is shown in the table following the Condensed Statement of Operations.
Operating Expenses
In the second quarter of 2008, Onyx recorded research and development expenses of $8.6 million, an increase of $2.2 million over the second quarter of 2007. The increase in expenses incurred in the second quarter of 2008 was primarily due to higher costs incurred for the breast cancer program. Research and development expenses included $0.8 million of employee stock-based compensation for the second quarter of 2008 compared to $0.7 million for the second quarter of 2007.
In the second quarter of 2008, selling, general and administrative expenses were $19.8 million, an increase of $4.1 million over the second quarter of 2007. The increase in selling, general and administrative expenses was primarily due to increased marketing and employee-related expenses to support Nexavar. Selling, general and administrative expenses included $3.4 million of employee stock-based compensation in the second quarter of 2008 compared to $2.9 million for the second quarter of 2007.
Cash, Cash Equivalents and Marketable Securities
As of June 30, 2008, the company had cash, cash equivalents, and current and non-current marketable securities of $471.2 million compared to $469.7 million at December 31, 2007. This increase was primarily due to cash provided by operations in the first half of 2008.
Six-Month Results
For the six months ended June 30, 2008, Onyx recorded net income of $19.9 million, or $0.35 per diluted share, compared with a net loss of $23.0 million, or $0.49 per diluted share, for the same period in 2007. Nexavar net sales, as recorded by Bayer, were $320.4 million and $142.2 million for the six months ended June 30, 2008 and 2007, respectively. Excluding employee stock-based compensation expense, non-GAAP net income for the six months ended June 30, 2008 was $29.4 million, or $0.52 per diluted share, compared to a non-GAAP net loss of $16.4 million, or $0.35 per diluted share for the same period in 2007. A description of the non-GAAP calculations is provided below in the accompanying Reconciliation of GAAP to Non-GAAP Net Income.
Conference Call with Management Today
Onyx’s management will host a teleconference and web cast to provide a general business overview and discuss second quarter 2008 financial results. The event will begin at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) on August 5, 2008. Interested parties may access a live web cast of the presentation on our website at:
http://www.onyx-pharm.com/wt/page/event_calendar
or by dialing 847-413-3235 and using the passcode 22274059. A replay of the presentation will be available on the Onyx website or by dialing 630-652-3044 and using the passcode 22274059 approximately one hour after the teleconference concludes. The replay will be available through September 4, 2008.

Onyx Reports Second Quarter and Six-Month 2008 Financial Results
August 5, 2008

About Onyx Pharmaceuticals, Inc.
Onyx Pharmaceuticals, Inc. is a biopharmaceutical company committed to improving the lives of people with cancer by changing the way cancer is treated™. The company, in collaboration with Bayer HealthCare Pharmaceuticals, Inc., is developing and marketing Nexavar® (sorafenib) tablets, a small molecule drug. Nexavar is currently approved for the treatment of liver cancer and advanced kidney cancer. Additionally, Nexavar is being investigated in several ongoing trials in non-small cell lung cancer, melanoma, breast cancer and other cancers. For more information about Onyx, visit the company’s website at: http://www.onyx-pharm.com.
Nexavar® (sorafenib) tablets is a registered trademark of Bayer HealthCare Pharmaceuticals Inc.
This news release contains “forward-looking statements” of Onyx within the meaning of the federal securities laws. These forward-looking statements include without limitation, statements regarding sales trends and commercial activities and the timing, progress and results of clinical development, regulatory filings and actions. These statements are subject to risks and uncertainties that could cause actual results and events to differ materially from those anticipated. Reference should be made to Onyx’s Annual Report on Form 10-K for the year ended December 31, 2007, filed with the Securities and Exchange Commission under the heading “Risk Factors” for a more detailed description of such factors, as well as the Company’s subsequent quarterly reports on Form 10-Q. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date of this release. Onyx undertakes no obligation to update publicly any forward-looking statements to reflect new information, events, or circumstances after the date of this release except as required by law.
(See attached tables.)

Onyx Reports Second Quarter and Six-Month 2008 Financial Results
August 5, 2008

ONYX PHARMACEUTICALS, INC.
CONDENSED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(unaudited)

	Three Months Ended Jun. 30,		Six Months Ended Jun. 30,
	2008	2007	2008	2007
Net revenue from unconsolidated joint business	$30,199	$7,470	$67,937	$10,495
Operating expenses:
Research and development (1)	8,625	6,448	16,062	11,982
Selling, general and administrative (1)	19,822	15,712	39,667	28,895

Total operating expenses	28,447	22,160	55,729	40,877

Income (loss) from operations	1,752	(14,690)	12,208	(30,382)
Investment income	2,662	3,864	7,933	7,361

Income (loss) before income taxes	4,414	(10,826)	20,141	(23,021)
Provision (benefit) for income taxes	(60)	—	249	—

Net income (loss)	$4,474	$(10,826)	$19,892	$(23,021)

Net income (loss) per share:
Basic	$0.08	$(0.22)	$0.36	$(0.49)

Diluted	$0.08	$(0.22)	$0.35	$(0.49)

Shares used in computing net income (loss) per share:
Basic	55,675	48,242	55,531	47,265

Diluted	56,472	48,242	56,534	47,265

(1) Includes employee stock-based compensation charges of:
Research and development	$809	$734	$1,389	$1,261
Selling, general, and administrative	3,444	2,900	8,080	5,365

	$4,253	$3,634	$9,469	$6,626

Onyx Reports Second Quarter and Six-Month 2008 Financial Results
August 5, 2008

ONYX PHARMACEUTICALS, INC.
CALCULATION OF NET REVENUE FROM UNCONSOLIDATED JOINT BUSINESS
(In thousands, unaudited)

	Three Months Ended Jun. 30,		Six Months Ended Jun. 30,
	2008	2007	2008	2007
Nexavar product revenue, net (as recorded by Bayer)	$168,520	$81,332	$320,416	$142,212

Revenue subject to profit sharing (as recorded by Bayer)	156,547	81,332	308,443	142,212
Combined cost of goods sold, distributed, selling, general and administrative expenses	80,135	49,285	142,838	85,734
Combined research and development expenses	43,946	34,856	81,424	68,146

Combined collaboration profit (loss)	$32,466	$(2,809)	$84,181	$(11,668)

Onyx’s share of collaboration profit (loss)	$16,233	$(1,405)	$42,091	$(5,834)
Reimbursement of Onyx’s direct development and marketing expenses	13,128	8,875	25,008	16,329
Royalty revenue	838	—	838	—

Onyx net revenue from unconsolidated joint business	$30,199	$7,470	$67,937	$10,495

ONYX PHARMACEUTICALS, INC.
CONDENSED BALANCE SHEETS

	(In thousands)
	Jun. 30,	Dec. 31,
	2008	2007
	(unaudited)	(2)
Assets
Cash, cash equivalents and marketable securities	$427,385	$469,650
Other current assets	39,712	11,006

Total current assets	467,097	480,656
Property and equipment, net	2,529	3,146
Marketable securities, non-current	43,830	—
Other assets	274	281

Total assets	$513,730	$484,083

Liabilities and stockholders’ equity
Current liabilities	19,599	11,441
Advance from collaboration partner	24,861	39,234
Other long term liabilities	1,218	1,171
Stockholders’ equity	468,052	432,237

Total liabilities and stockholders’ equity	$513,730	$484,083

(2)	Derived from the audited financial statements included in the Company’s Annual Report on Form 10-K for the year-ended December 31, 2007.

Onyx Reports Second Quarter and Six-Month 2008 Financial Results
August 5, 2008

ONYX PHARMACEUTICALS, INC.
RECONCILIATION OF GAAP TO NON-GAAP NET INCOME
(In thousands, except per share amounts)
(unaudited)

	Three Months Ended Jun. 30,		Six Months Ended Jun. 30,
	2008	2007	2008	2007
GAAP net income (loss)	$4,474	$(10,826)	$19,892	$(23,021)
Non-GAAP adjustments:
Employee stock-based compensation under FAS 123R	$4,253	$3,634	$9,469	$6,626

Non-GAAP net income (loss) (3)	$8,727	$(7,192)	$29,361	$(16,395)

GAAP diluted net income (loss) per share	$0.08	$(0.22)	$0.35	$(0.49)
Non-GAAP adjustments:
Employee stock-based compensation under FAS 123R	$0.07	$0.07	$0.17	$0.14

Non-GAAP diluted net income (loss) per share (3)	$0.15	$(0.15)	$0.52	$(0.35)

Diluted shares	56,472	48,242	56,534	47,265

(3)	This press release includes the following non-GAAP financial measures: non-GAAP net income (loss) and non-GAAP diluted net income (loss) per share, both of which exclude the impact of employee stock-based compensation expense. The foregoing table reconciles these non-GAAP measures to the most comparable financial measures calculated in accordance with GAAP.

Our management uses these non-GAAP financial measures to monitor and evaluate our operating results and trends on an on-going basis and internally for operating, budgeting and financial planning purposes. Our management excludes the effects of employee stock-based compensation because of varying available valuation methodologies, subjective assumptions and the variety of award types; such exclusion facilitates comparisons of our operating results to our peer companies. Our management believes the non-GAAP information is useful for investors by offering them the ability to better identify trends in our business and better understand how management evaluations our business.

These non-GAAP measures have limitations, however, because they do not include all items of income and expense that affect Onyx. The non-GAAP financial measures we use are not prepared in accordance with, and should not be considered in isolation of, or as an alternative to, measurements required by GAAP.
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